UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2021

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FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2021, FreightCar America, Inc. (the “Company”) filed a Current Report on Form 8-K reporting the appointment of Mr. Terence R. Rogers as interim Chief Financial Officer of the Company, effective January 5, 2021. On February 17, 2021, the Board of Directors (the “Board”) of the Company announced the appointment of Mr. Rogers as the permanent Chief Financial Officer, effective February 15, 2021 (the “Effective Date”). In connection with Mr. Rogers’s appointment, Michael Riordan, the Company’s Chief Accounting Officer, will take over as the Company’s principal accounting officer. Additional information regarding Mr. Rogers and his business experience and positions with the Company can be found in the Company’s Current Report on Form 8-K filed on January 6, 2021.  A copy of the Company’s press release announcing Mr. Rogers’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. Rogers’s permanent appointment, the Company and Mr. Rogers entered into a letter agreement regarding the terms of employment (the “Agreement”) dated February 11, 2021 and effective on the Effective Date. A description of the material terms of the Agreement is set forth below, which is qualified in its entirety by reference to its full text, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year 2020.

  Term: Mr. Rogers’s employment with the Company is not for a specified term and there is no specified term for the Agreement.
  Base Salary: The Company will pay Mr. Rogers an initial base salary of $325,000 per year, which is subject to annual review by the Company.
  Bonus: Mr. Rogers will be entitled to participate in the Company’s annual cash incentive plan applicable to senior executives (the “Bonus Plan”) and to earn a bonus (“Bonus”) for each fiscal year of the Company ending during his employment. His target Bonus is 50% of his base salary with a maximum equal to 200% of the target Bonus, and a threshold of 20%.
  Sign-On Award: On the Effective Date, the Company will award Mr. Rogers: (a) 25,000 restricted shares of the Company’s common stock, which will vest on third anniversary of the grant; and (b) 300,000 stock options, vesting 1/3 per year for three consecutive years and available for exercise over a ten-year period.
  Long-Term Incentive and Other Executive Compensation Plans: Mr. Rogers will be eligible to participate in all of the Company’s equity-based and cash-based long-term incentive and other executive compensation plans on a basis no less favorable than other similarly situated executives. His target LTI is 70% of his base salary of which 50% will be restricted shares of the Company’s common stock and 50% will be stock options.  The restricted shares will have a three-year cliff vest and the stock options will vest 1/3 per year for three consecutive years and will be available for exercise over a ten-year period.
  Termination: Pursuant to the Agreement, Mr. Rogers’s employment may be terminated at any time for any reason (or no reason), subject to the terms of the Agreement, by the Company or Mr. Rogers.
  Executive Severance Plan: Mr. Rogers will be eligible to participate the Company’s Severance Plan, which, in the case of a termination that is not for “cause,” provides for (i) continuation of his base salary for twelve months following the date of termination, (ii) payment equal to the average of the Bonus paid for the last two full years and (iii) twelve months of health insurance continuation.
  Other Amounts: Mr. Rogers will be eligible to participate in each of the Company’s employee retirement, savings, welfare and fringe benefits plans, and prerequisites, offered to similarly-situated executives. He will be entitled to four weeks of paid annual vacation and ten Company-paid holidays.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit 99.1          Press Release of FreightCar America, Inc., dated February 17, 2021
Exhibit 104           Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: February 17, 2021	By:	/s/ James R. Meyer
James R. Meyer
President and Chief Executive Officer